UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2006

LEGGETT & PLATT, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	001-7845	44-0324630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 1 Leggett Road, Carthage, MO	64836
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 417-358-8131

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 8.01(b), incorporated herein by reference, for information regarding the freezing of the Company’s excess retirement benefit arrangement in which several of its executive officers participate.

Item 8.01 Other Events.

(a) Retirement Plan Freeze

On November 15, 2006, the Company amended the Leggett & Platt, Incorporated Retirement Plan (the “Retirement Plan”), a U.S. tax-qualified defined benefit pension plan for eligible non-union employees. The amendment closes the Retirement Plan to new employees and discontinues future benefit accruals for current employees from and after December 31, 2006 (the “Retirement Plan Freeze”).

The Retirement Plan requires a contribution from participating employees of 2% of base salary. Normal monthly retirement benefits are the sum of 1% of the employee’s average monthly earnings for each year of participation in the Retirement Plan. The Retirement Plan is available to employees and officers generally and, in operation, provides for the same method of allocation of benefits between management and non-management participants.

The Company is developing a replacement 401(k) defined contribution program for employees affected by the Retirement Plan Freeze and has discussed this topic with the Company’s Compensation Committee. The Company expects to make this program available to affected employees on or about April 1, 2007. Neither the freezing of the Retirement Plan, nor the creation of replacement benefits is expected to have a material impact on the Company’s financial condition, cash flows or results of operation.

(b) Excess Retirement Benefit Arrangements with Certain Executive Officers to be Frozen

The Company has certain arrangements with some of its highly compensated employees to compensate them for reductions in retirement benefits resulting from their inability to fully participate in the Retirement Plan. Currently, this arrangement is offered to ten employees, including the Company’s principal executive officer, David S. Haffner, the Company’s principal financial officer, Matthew C. Flanigan, and the following named executive officers: Jack D. Crusa, Karl G. Glassman and Felix E. Wright. The aggregate amounts awarded to the above executive officers under the arrangement through year-end 2005 were as follows: Haffner - $49,443; Flanigan - $736; Crusa - $2,662; Glassman - $10,477; and Wright - $229,889.

In conjunction with the Retirement Plan Freeze, no further benefits will accrue under this excess retirement benefit arrangement after December 31, 2006.

The freezing of the excess retirement benefit arrangement is not expected to have a material impact on the Company’s financial condition, cash flows or results of operation. For a more complete description of the Company’s excess retirement benefit arrangement see Exhibit 10.1 “Description of Excess Retirement Benefit Arrangements with Certain Executive Officers” attached hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Description of Excess Retirement Benefit Arrangements with Certain Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGGETT & PLATT, INCORPORATED

Date: November 20, 2006	By:	/s/ Ernest C. Jett
Ernest C. Jett
Senior Vice President, General Counsel and Secretary